DATA PAGES

The Data Pages consist of Parts A, B, and C and are part of your Contract. Definitions set forth in your Contract apply to capitalized terms used in the Data Pages. The benefits described in the Data Pages are subject to all the terms and conditions in your Contract, except as modified below.

PART A — This part lists your personal data.

Owner:	[JOHN DOE]	Age: [60]	Sex: [Male]

[Available toNon-Qualified Contracts:]
[Joint Owner:	[JANE DOE]	Age: [55]	Sex: [Female] ]

Annuitant:	[JOHN DOE]	Age: [60]	Sex: [Male]

[Applicable to Non-Qualified Contracts:]
[Joint Annuitant:	[JANE DOE] Age: [55]	Sex: [Female] ]

[Applicable to Inherited IRA, Inherited Roth IRA, Inherited Non-Qualified Contracts:]
[Deceased Owner of Original [Traditional IRA]:	[John Doe, Sr.]
Date of Death of Original [Traditional IRA] Owner:	[xx/xx/xx] ]

[Applicable to Non-Spousal Beneficiary Continuation Option to Traditional IRA Contracts:]
[Deceased Participant of Original Applicable Plan:	[John Doe, Sr.]
Date of Death of Deceased Participant of Original Applicable Plan:	[xx/xx/xx] ]

[Applicable to Qualified Plan and SEP-IRA Contracts:]
[Employer: [ABC Company] ]

[Applicable to Qualified Plan Contracts:]
[Plan: [ABC Company Plan] ]

Beneficiary(ies): [JANE DOE]
Contract Number: [00000]

Endorsements Attached:

[Endorsement Applicable to Non-Qualified Contracts
Endorsement Applicable to Traditional IRA Contracts
Endorsement Applicable to Roth IRA Contracts
Endorsement Applicable to Qualified Defined Contribution Plans
Endorsement Applicable to Qualified Defined Benefit Plans
Inherited Traditional IRA Beneficiary Continuation Option (BCO) Endorsement
Inherited Roth IRA Beneficiary Continuation Option (BCO) Endorsement
Inherited Non-Qualified Payout Endorsement
Endorsement Applicable to SEP-IRA Contracts
Endorsement Applicable to Contract Continuation and Its Effect on an Optional
Benefit Rider
MSCI Disclosure Endorsement]

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Rider(s) Attached:

[Return of Premium Guaranteed Minimum Death Benefit Rider
Step Up Segment Option Rider
Dual Direction Segment Option Rider
Dual Step Up Segment Option Rider
Enhanced Upside Segment Option Rider
Standard Segment Option Rider
Annual Lock Segment Option Rider
Loss Limiter Segment Option Rider]

Issue Date:	[July 1, 2025]
Contract Date:	[July 1, 2025]
[Applicable to Non-Qualified, Traditional IRA, Roth IRA, SEP IRA, and Qualified Plan Contracts:]
[Contract Maturity Date:	[July 1, 2063]

Except as described below, the Contract Maturity Date is based on the age of the Annuitant, and is the Contract Date Anniversary that occurs on or after the Annuitant’s [98th] birthday. If there is a successor Annuitant named under the Contract, the Contract Maturity Date will not change and will continue to be based on the original Annuitant’s date of birth.

[Applicable to Non-Qualified Contracts with Joint Annuitants:]

[For Contracts with Joint Annuitants, the age of the older Annuitant determines the Contract Maturity Date.]

[Applicable to Traditional IRA, Roth IRA, and SEP IRA Contracts:]

[If you die and your spouse elects to continue this Contract (“Spousal Continuation”), your surviving spouse must be age [95] or younger as of the Benefit Transaction Date. Your spouse then becomes the Annuitant under the Contract and his/her date of birth will determine the Contract Maturity Date.]

[Applicable to Non-Qualified Contracts:]

[If you die and your spouse elects to continue this Contract (“Spousal Continuation”), your surviving spouse must be age [95] or younger as of the Benefit Transaction Date. If you were also the sole Annuitant under the Contract, your spouse then becomes the Annuitant under the Contract and his/her date of birth will determine the Contract Maturity Date. However, if you were not the Annuitant or Joint Annuitant, your spouse may elect to become the Annuitant, superseding any named Annuitant and your spouse’s date of birth will determine the Contract Maturity Date.]

You may request in writing to us an Annuity Commencement Date earlier than the Contract Maturity Date shown above. Such request must be received by the Processing Office at least [60] days prior to the Annuity Commencement Date you request. ]

[Applicable to Inherited Traditional IRA and Inherited Roth IRA Contracts:]

[BCO Distribution Commencement Date : [xx/xx/xx] ]

[Applicable to Inherited Non-Qualified Contracts:]

[Required Payment Starting Date:    [xx/xx/xx] ]

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  PART B — This part describes certain provisions of your Contract.

PART II - STRUCTURED INVESTMENT OPTION

Initial Participation Rate: [100%] for [all Segments].

Guaranteed Minimum Participation Rate: [50%]

Guaranteed Minimum Performance Cap Rate:[ [2%] for a [1 year] Segment and [12%] for a [6 year] Segment. [For Annual Lock Segments, the annual Guaranteed Minimum Performance Cap Rate is [2%].]

Segment Start Date: (see Section 2.01(o) and Section 2.07 of the Contract) The Segment Start Date is generally [a Thursday]. If the Segment Start Date falls on a non-Business Day, the Segment Start Date will be the prior Business Day.

Segment Maturity Date: (see Section 2.01(j) and Section 2.07 of the Contract) The Segment Maturity Date is generally [the Thursday] (as determined by the Segment Start Date and the Segment Duration) of the same month and week as the Segment Start Date in the calendar year in which the Segment Duration ends. If the Segment Maturity Date falls on a non- Business Day, the Segment Maturity Date will be the prior Business Day. We will notify you at least [45] days prior to a Segment Maturity Date.

Segment Transaction Date: (see Section 2.01(q) of the Contract) Segment Transaction Dates are generally [every Thursday]. If the Segment Transaction Date falls on a non-Business Day, the Segment Transaction Date will be the prior Business Day.

Segment Type Holding Account: (See Section 2.01(s) of the Contract): The Segment Type Holding Account is currently the [EQ/Money Market Variable Investment Option].

Separate Account(s) (for the Structured Investment Option): (see Section 2.09 of the Qualified Plan Endorsement or SEP-IRA Endorsement, as applicable) [No. 68A].

Separate Account(s) (for the Variable Investment Option(s)): (see Section 3.01 of the Contract [No. 70A].

● STRUCTURED INVESTMENT OPTION

Segment Type	*Segment Duration (Year(s)	Segment Buffer	Initial Performance Cap Rate	Percentage Allocated	Amount Allocated
[S&P 500 Standard	[1 Year	[-10%	[XX%	[50%]	[$	50,000	]
S&P 500 Standard	1 Year	-15%	XX%
S&P 500 Standard	1 Year	-20%	XX%	[50%]	[$	50,000	]
S&P 500 Standard	1 Year	-40%	XX%
Russell 2000 Standard	1 Year	-10%	XX%
Russell 2000 Standard	1 Year	-15%	XX%
Russell 2000 Standard	1 Year	-20%	XX%
Russell 2000 Standard	1 Year	-40%	XX%
MSCI EAFE Standard	1 Year	-10%	XX%
MSCI EAFE Standard	1 Year	-15%	XX%
MSCI EAFE Standard	1 Year	-20%	XX%
MSCI EAFE Standard	1 Year	-40%	XX%
NASDAQ 100 Standard	1 Year	-10%	XX%
NASDAQ 100 Standard	1 Year	-15%	XX%
NASDAQ 100 Standard	1 Year	-20%	XX%
NASDAQ 100 Standard	1 Year	-40%	XX%

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MSCI Emerging Markets Standard	1 Year	-10%	XX%
MSCI Emerging Markets Standard	1 Year	-15%	XX%
EURO STOXX 50 Markets Standard	1 Year	-10%	XX%
EURO STOXX 50 Markets Standard	1 Year	-15%	XX%

S&P 500 Step Up	1 Year	-10%	XX%
S&P 500 Step Up	1 Year	-15%	XX%
Russell 2000 Step Up	1 Year	-10%	XX%
Russell 2000 Step Up	1 Year	-15%	XX%
MSCI EAFE Step Up	1 Year	-10%	XX%
MSCI EAFE Step Up	1 Year	-15%	XX%
NASDAQ 100 Step Up	1 Year	-10%	XX%
NASDAQ 100 Step Up	1 Year	-15%	XX%

S&P 500 Enhanced Upside 125%	1 Year	-10%	XX%

S&P 500 Dual Direction	1 Year	-10%	XX%
S&P 500 Dual Direction	1 Year	-15%	XX%
Russell 2000 Dual Direction	1 Year	-10%	XX%
Russell 2000 Dual Direction	1 Year	-15%	XX%
MSCI EAFE Dual Direction	1 Year	-10%	XX%
MSCI EAFE Dual Direction	1 Year	-15%	XX%
NASDAQ 100 Dual Direction	1 Year	-10%	XX%
NASDAQ 100 Dual Direction	1 Year	-15%	XX%

S&P 500 Dual Step Up	1 Year	-10%	XX%
S&P 500 Dual Step Up	1 Year	-15%	XX%
Russell 2000 Dual Step Up	1 Year	-10%	XX%
Russell 2000 Dual Step Up	1 Year	-15%	XX%
MSCI EAFE Dual Step Up	1 Year	-10%	XX%
MSCI EAFE Dual Step Up	1 Year	-15%	XX%
NASDAQ 100 Dual Step Up	1 Year	-10%	XX%
NASDAQ 100 Dual Step Up	1 Year	-15%	XX%

S&P 500 Loss Limiter 90%	1 Year	-10%	XX%

S&P 500 Standard	6 Year	-10%	XX%
S&P 500 Standard	6 Year	-15%	XX%
S&P 500 Standard	6 Year	-20%	XX%
S&P 500 Standard	6 Year	-40%	XX%
Russell 2000 Standard	6 Year	-10%	XX%
Russell 2000 Standard	6 Year	-15%	XX%
Russell 2000 Standard	6 Year	-20%	XX%
Russell 2000 Standard	6 Year	-40%	XX%
MSCI EAFE Standard	6 Year	-10%	XX%
MSCI EAFE Standard	6 Year	-15%	XX%
MSCI EAFE Standard	6 Year	-20%	XX%
MSCI EAFE Standard	6 Year	-40%	XX%
NASDAQ 100 Standard	6 Year	-10%	XX%
NASDAQ 100 Standard	6 Year	-15%	XX%
NASDAQ 100 Standard	6 Year	-20%	XX%
NASDAQ 100 Standard	6 Year	-40%	XX%

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S&P 500 Step Up	6 Year	-10%	XX%

S&P 500 Enhanced Upside 110%	6 Year	-10%	XX%
S&P 500 Enhanced Upside 110%	6 Year	-15%	XX%

S&P 500 Loss Limiter 95%	6 Year	-10%	XX%

S&P 500 Dual Direction	6 Year	-10%	XX%
S&P 500 Dual Direction	6 Year	-15%	XX%
S&P 500 Dual Direction	6 Year	-20%	XX%
Russell 2000 Dual Direction	6 Year	-10%	XX%
Russell 2000 Dual Direction	6 Year	-15%	XX%
Russell 2000 Dual Direction	6 Year	-20%	XX%
MSCI EAFE Dual Direction	6 Year	-10%	XX%
MSCI EAFE Dual Direction	6 Year	-15%	XX%
MSCI EAFE Dual Direction	6 Year	-20%	XX%
NASDAQ 100 Dual Direction	6 Year	-10%	XX%
NASDAQ 100 Dual Direction	6 Year	-15%	XX%
NASDAQ 100 Dual Direction	6 Year	-20%	XX%

S&P 500 Annual Lock	6 Year	-10%	XX%
Russell 2000 Annual Lock	6 Year	-10%	XX%
MSCI EAFE Annual Lock	6 Year	-10%	XX%
NASDAQ 100 Annual Lock	6 Year	-10%	XX%
S&P 500 Enhanced Upside 125%	6 Year	-10%	XX%
S&P 500 Enhanced Upside 125%]	6 Year]	-15%]	XX%]

*In connection with item “b” of the fourth paragraph of Section 4.01A in the Contract, you may not allocate amounts to a Segment Type with a Segment Maturity Date after your Contract Maturity Date.

● VARIABLE INVESTMENT OPTIONS (See Part III of the Contract)

	Percentage Allocated	Amount Allocated
[EQ/Money Market]

Total:	[$100,000.00]

Allocations must be in whole numbers and must total 100%. The maximum number of Segments that may be active under your Contract at any given time is [84]. You may not allocate amounts to more than [84] Segments at any one time. If (i) a contribution into a Segment or a Segment Type Holding Account, or (ii) a transfer from a Segment Type Holding Account into a Segment, or (iii) a transfer from a Variable Investment Option into a Segment or a Segment Type Holding Account, or (iv) on a Segment Maturity Date, a transfer from a Segment to a Segment or a Segment Type Holding Account, would ultimately cause your Contract to exceed this limit, amounts will be transferred to the [EQ/Money Market Variable Investment Option] as described in the next sentence. If at the close of business on a Segment Start Date the total number of Segments scheduled to be established on that Segment Start Date would cause the Contract to exceed the [84] limit, then new Segments will be established starting with the largest Segment Investment to the smallest until the maximum number of active Segments is reached and the remaining amounts will be transferred to the [EQ/Money Market Variable Investment Option]. We will notify you if this maximum number changes. Any such change will not affect the Segments in which you currently invest.

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PART IV - CONTRIBUTIONS AND ALLOCATIONS.

LIMITS ON CONTRIBUTIONS (See Section 4.02 of the Contract)

Initial Contribution minimum: [$25,000]

[Subsequent Contribution minimum: [$500] Subsequent Contributions can be made through the older of the original Annuitant’s and Owner’s age [85] or if later, the first Contract Date Anniversary.]

You may allocate amounts to a Segment on a date other than a Segment Start Date. Such amounts are first applied to the Segment Type Holding Account and then are subsequently transferred automatically to the Segment on the next Segment Start Date if Segment Participation Requirements have been met.

You may allocate amounts to a Segment on a Segment Transaction Date.

We may refuse to accept any Contribution if the sum of all Contributions under all [Structured Capital Strategies Series] Contracts with the same Annuitant or Owner would then total more than [$1,500,000].

We may also refuse to accept any Contribution if the sum of all Contributions under all Equitable annuity accumulation Contracts/Certificates of which you are Owner or of which you are the Annuitant would total [$2,500,000.]

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PART V – TRANSFERS AMONG INVESTMENT OPTIONS

TRANSFER REQUESTS (See Section 5.01 of the Contract)

[There is currently no minimum transfer amount.]

TRANSFER RULES (See Section 5.02 of the Contract):

Transfer Rules – General

We reserve the right to:

a)	limit transfers among or to the Variable Investment Option(s), Segments and the Segment Type Holding Accounts to no more than once every [30] days,

b)	require a minimum time period between each transfer into or out of one or more specified Variable Investment Option(s), Segments and the Segment Type Holding Account,

c)	establish a maximum dollar amount that may be transferred on any Transaction Date among Variable Investment Option(s), Segments and the Segment Type Holding Accounts,

d)	reject transfer requests from a person acting on behalf of multiple contract owners unless pursuant to a trading authorization agreement that we have accepted.

Communications services may be restricted or denied if we determine that you used such services for market timing or other trading strategies that may disrupt operation of an Investment Option.

Transfer Rules Applicable to the Structured Investment Option

a)

Amounts allocated to a Segment on a date other than a Segment Start Date are first applied to the Segment Type Holding Account and then are subsequently transferred automatically to the Segment on the next Segment Start Date.

b)	You may transfer amounts to a Segment on a Segment Transaction Date.

c)	You may not transfer amounts to an active Segment after its Segment Start Date.

Transfer Rules Applicable to Variable Investment Options

We reserve the right to:

a)

restrict or prohibit transfers in connection with execution of Investment Fund instructions to restrict or prohibit purchases or redemptions of fund shares or to collect a redemption fee on transfers involving fund shares, or

b)

impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of a Variable Investment Option or may have a detrimental effect on the unit value of any Variable Investment Option or determine that you have engaged in any such strategy.

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PART VI – WITHDRAWALS AND TERMINATION

WITHDRAWALS (See Section 6.01 of the Contract):

Generally, withdrawals will be processed on a pro-rata basis from your Annuity Account Value in the Variable Investment Options. If there is insufficient value or no value in the Variable Investment Options, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Segment Type Holding Accounts on a pro-rata basis. If there is insufficient value in the Segment Type Holding Accounts, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Segments on a pro-rata basis. [Applicable to Traditional IRA and SEP IRA Contracts:] [Withdrawals under our Automatic Required Minimum Distribution (“RMD”) Withdrawal Service will be made in the same manner as described above.]

Alternatively, you may provide specific instructions for how you wish withdrawals to be processed. You may provide withdrawal instructions for a specific Variable Investment Option(s) or Segment Type Holding Account(s) or Segment(s). A specific dollar amount or percentage, or percentage of the Segment Interim Value (as applicable) must be provided for each Variable Investment Option or Segment Type Holding Account or Segment. Withdrawals cannot be taken on a pro-rata basis for the specified Variable Investment Options or Segment Type Holding Accounts or Segments.

The minimum lump sum withdrawal amount is [$300].

[Applicable to Traditional IRA and SEP-IRA Contracts:] Automatic Required Minimum Distribution Withdrawals: The Automatic Required Minimum Distribution Withdrawal minimum initial amount is [$250]. See Endorsement Applicable to [Traditional IRA] Contracts.

[Applicable to Qualified Plan Contracts:] [Amounts withdrawn to pay Third Party Administrator (TPA) fees are not subject to this minimum withdrawal amount.]

CONTRACT TERMINATION (See Section 6.02 of the Contract):

Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Contract). A request for more than 90% of the Cash Value will be considered a request to withdraw 100% of the Cash Value and this Contract will terminate.

If a withdrawal is made that would result in a Cash Value less than [$500], we will so advise you and have the right to pay you such Value. In that case, this Contract will terminate.

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[The following Part VIII will not appear for Inherited Traditional IRA, Inherited Roth IRA, and Inherited Non-Qualified Contracts:]

[PART VIII – ANNUITY BENEFITS

NORMAL FORM OF ANNUITY BENEFIT (See Section 8.04 of the Contract): Life Annuity 10 Year Period Certain

For annuity commencement date ages [80] and greater, the “Period Certain” is as follows:

Annuitization Age	Length of Period Certain
Up to age [80	[10
81	9
82	8
83	7
84	6
85	5
86	4
87	3
88	2
89	1
90 through 98]	0]

AMOUNT OF ANNUITY BENEFIT (See Section 8.05 of the Contract): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any annuity certain (an annuity form which does not guarantee payments for a person’s lifetime) except that, if the period certain is more than five years, the amount applied will be no less than 95% if available, of the Annuity Account Value.

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (See Section 8.06 of the Contract):

[6%] per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (See Section 8.06 of the Contract):

[$2,000], as well as minimum of $20 for initial monthly annuity payment. ]

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PART C – This part describes certain charges in your Contract.

PART IX – CHARGES

Transfer Charges (See Section 9.01 of the Contract):

Currently, the number of free transfers is [unlimited], subject to the terms of Sections 6.01 and 9.02. However, we reserve the right to limit the number of free transfers to [12] transfers per Contract Year.

[For each additional transfer in excess of the free transfers, we will charge the lesser of [$25] or [2%] of each transaction amount at the time each transfer is processed. The Charge is deducted from the Investment Options from which each transfer is made on a pro-rata basis. This charge may change, subject to a maximum of $35 for each transaction. Automatic transfers between a Segment Type Holding Account and to a Segment are not included for purposes of this charge.]

Third Party Transfer Charge (see Section 9.04 of the Contract):

We reserve the right to deduct a charge from the amounts withdrawn, which is no greater than $125 per occurrence for a direct rollover, direct transfer, or 1035 exchange from this Contract and transferred to a third party, or to another company, or in connection with an exchange of this Contract for a Contract issued by another company. The current charge is [$65].

This charge will be deducted from the Annuity Account Value in the Variable Investment Options on a pro rata basis. If there is insufficient value or no value in the Variable Investment Options, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Segment Type Holding Accounts on a pro-rata basis. If there is insufficient value in the Segment Type Holding Accounts, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Segments on a pro-rata basis.

Check Preparation Charge (see Section 10.06 of the Contract): Alternate Payment Method

We will pay all amounts due under this Contract by direct deposit to a bank account that accepts such deposits provided that you have given us authorization, and the information we need to initiate the deposit, in a form acceptable to us. If you have not provided such authorization and information, we will make the payment by check drawn on a bank located in the United States (subject to any check preparation charge specified herein) or by any other method to which you and we agree. All payments will be made in U.S. Dollars. Any Check Preparation Charge will not exceed $85. The current charge is [$0.00].

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